EXHIBIT 11

                       BIOGEN, INC. and SUBSIDIARIES
                     Computation of Earnings Per Share
                                (unaudited)
                 (in thousands, except per share amounts)


                                         Three Months         Six Months
                                        Ended June 30,      Ended June 30,
                                        1996      1995      1996      1995
Primary earnings per share

Weighted average number of
  shares outstanding. . . . . . . . .  35,708    33,302    35,654   33,234

Shares deemed outstanding from
  the assumed exercise of stock
  options and warrants. . . . . . . .      --     2,435        --    2,373
                                      -------   -------   -------  -------
  Total . . . . . . . . . . . . . . .  35,708    35,737    35,654   35,607
                                      =======   =======   =======  =======

Net income (loss) . . . . . . . . . . $(9,093)  $   714  $(12,751) $ 3,548
                                      =======   =======   =======  =======
Primary earnings (loss) per
  share of common stock . . . . . . . $ (0.25)  $  0.02   $ (0.36) $  0.10
                                      =======   =======   =======  =======

Fully diluted earnings per share (a)

Weighted average number of
  shares outstanding. . . . . . . . .  35,708    33,302    35,654   33,234

Shares deemed outstanding from
  the assumed exercise of stock
  options and warrants. . . . . . . .      --     2,827        --    2,827
                                      -------   -------   -------  -------
Total . . . . . . . . . . . . . . . .  35,708    36,129    35,654   36,061
                                      =======   =======   =======  =======

Net income (loss) . . . . . . . . . . $(9,093)  $   714  $(12,751) $ 3,548
                                      =======   =======   =======  =======

Fully diluted earnings (loss)
  per share of common stock . . . . . $ (0.25)  $  0.02   $ (0.36) $  0.10
                                      =======   =======   =======  =======


(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.